Exhibit 10.39
Amendment to the TFC Officer Group Term Replacement Plan for David Boyce
Reference is hereby made to the Officer Group Term Replacement Plan, dated on or about December 13, 2005, and the amendment thereto, dated on or about February 28, 2020 (collectively, the “Plan”) between Tompkins Financial Corporation (the “Company”) and David Boyce (the “Participant”). The parties agree that the Plan is hereby amended as set forth below. All other sections of the Plan shall continue in full force and effect except as expressly amended hereby.
1.The Participant’s employment with the Company shall be deemed to have terminated due to the Participant’s retirement on October 31, 2025, pursuant to Section 2.5 of the Plan.
2.For purposes of determining the Participant’s benefit under Schedule C of the Plan, the Participant shall be considered to have reached age 59 as of the date of the Participant’s retirement.
IN WITNESS WHEREOF, the parties have executed this Amendment as of October 31, 2025:

TOMPKINS FINANCIAL CORPORATION By: /s/ Stacie Mastin Name: Stacie Mastin Title: SVP, Director of Human Resources	PARTICIPANT /s/ David S. Boyce David Boyce

106674459.1